 Exhibit 10.1

Citizens Bank™

MODIFICATION AGREEMENT

This MODIFICATION AGREEMENT entered into at Albany, New York, as of February 7, 2006 between MapInfo Realty LLC, a New York limited liability company, with an address of One Global View, Troy, New York 12180 (the "Borrower") and Citizens Bank, N.A., a National Bank with an address of 833 Broadway, Albany, New York 12207 (the "Bank").

WHEREAS, the Bank has made a loan to the Borrower in the original principal amount of $15,075,000.00 (the "Loan");

WHEREAS, the Loan is evidenced by that certain Note, dated December 18, 2002 (as previously amended, modified or supplemented, the "Note"), by the Borrower in favor of the Bank in the original principal amount of $15,075,000.00 which matures on January 1, 2013 (the "Maturity Date");

WHEREAS, the Note and all other documents and instruments executed in connection with or relating to the Loan are referred to herein, collectively, as the "Loan Documents"; and all collateral granted to the Bank to secure the Loan is referred to herein, collectively, as the "Collateral";

WHEREAS, the Borrower and the Bank have agreed to modify the interest rate(s) applicable to the Loan;

WHEREAS, the Borrower and the Bank have agreed to modify the Loan and the Loan Documents in accordance with the terms of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Borrower mutually agree as follows:

  MODIFICATION

  1.1  Recitals and Representations Accurate. The above recitals are hereby made a part of this Agreement and the Borrower acknowledges and agrees that each of the recitals is true and correct.

  1.2  Ratification. All of the terms and conditions of the Loan Documents, as amended or modified hereby, are ratified, acknowledged, confirmed, and continued in full force and effect as if fully restated herein.

  1.3  Interest Rate. The Borrower and the Bank agrees that notwithstanding anything to the contrary in the Note as of the effective the date of this Agreement, the outstanding principal balance of the Note, as modified hereby, shall bear interest at a per annum rate equal to One and Thirty-Five Hundredths Percent (1.35%) above the Libor Rate (as hereinafter defined) for any Interest Period (as hereinafter defined). The Floor Rate is being removed from Note.

  Interest Period means initially, the period commencing on the date of this Note (the "Start Date") and ending on the numerically corresponding date one month later, and thereafter each one month period ending on the day of such month that numerically corresponds to the Start Date. If an Interest Period is to end in a month for which there is no day which numerically corresponds to the Start Date, the Interest Period will end on the last day of such month

  1.4  Index. LIBOR Rate means relative to any Interest Period, the offered rate for delivery in two London Banking Days (as hereinafter defined) of deposits of U.S. Dollars which the British Bankers' Association fixes as its LIBOR rate and which appears on the Telerate Page 3750 as of 11:00 a.m. London time on the day on which the Interest Period commences, and for a period approximately equal to such Interest Period. If the first day of any Interest Period is not a day which is both a (i) Business Day (as hereinafter defined), and (ii) a day on which US dollar deposits are transacted in the London interbank market (a ""London Banking Day""), the LIBOR Rate shall be determined in reference to the next preceding day which is both a Business Day and a London Banking Day. If for any reason the LIBOR Rate is unavailable and/or the Bank is unable to determine the LIBOR Rate for any Interest Period, the LIBOR Rate shall be deemed to be equal to the Bank's Prime rate. Business Day means any day which is neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in Albany.

  1.5  Principal Balance. The Borrower acknowledges and agrees that the current outstanding principal balance of the Note as of the date hereof is $14,130,517.32.

  1.6  Representations and Warranties. The Borrower hereby represents and warrants to the Bank that:

  (a)  The person executing this Agreement is duly authorized to do so and to bind the Borrower to the terms hereof;

  (b)  Each of the Loan Documents is a valid and legal binding obligation of the Borrower, enforceable in accordance with its terms, and is not subject to any defenses, counterclaims, or offsets of any kind;

  (c)  All financial statements delivered to the Bank presented fairly, in all material respects, the financial position of MapInfo Corporation for the periods reflected in such financial statement;

  (d)  Since the date of the Loan Documents there has been no material adverse change in the condition, financial or otherwise, of the Borrower, except as disclosed to the Bank in writing or publicly in SEC filings;

  (e)  Except as disclosed in SEC filings, there exists no action, suit, proceeding or investigation, at law or in equity, before any court, board, administrative body or other entity, pending or threatened, affecting the Borrower or its property, wherein an unfavorable decision, ruling or finding would materially adversely affect the business operations, property or financial condition of the Borrower; and

  (f)  There exists no event of default, or other circumstance that with the passage of time or giving of notice or both will become an event of default, under any of the Loan Documents.

  1.7  Interest, Fees, Costs and Expenses. The Borrower shall, simultaneously with the execution of this Agreement, pay to the Bank all accrued interest owing on the Loan as of the date of this Agreement together with all fees, costs and expenses due and owing to the Bank by the Borrower under the Loan Documents.

  Miscellaneous

2.1  Set-Off. The Borrower hereby grants to the Bank a continuing lien and security interest in any and all deposits or other sums at any time credited by or due from the Bank (or any of its banking or lending affiliates, or any bank acting as a participant under any loan arrangement between the Bank and the Borrower, or any third party acting on the Bank's behalf (collectively, the "Bank Affiliates")) to the Borrower and any cash, securities, instruments or other property of the Borrower in the possession of the Bank or any Bank Affiliate, whether for safekeeping or otherwise, or in transit to or from the Bank or any Bank Affiliate (regardless of the reason the Bank or Bank Affiliate had received the same or whether the Bank or Bank Affiliate has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of the Borrower to the Bank or any Bank Affiliate and such deposits and other sums may be applied or set off against such liabilities and obligations of the Borrower to the Bank or any Bank Affiliate at any time, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to the Bank or any Bank Affiliate.

2.2  Release of the Bank. The Borrower hereby confirms that as of the date hereof it has no claim, set-off, counterclaim, defense, or other cause of action against the Bank including, but not limited to, a defenses of usury, any claim or cause of action at common law, in equity, statutory or otherwise, in contract or in tort, for fraud, malfeasance, misrepresentation, financial loss, usury, deceptive trade practice, or any other loss, damage or liability of any kind, including, without limitation any claim to exemplary or punitive damages arising out of any transaction between the Borrower and the Bank. To the extent that any such set-off, counterclaim, defense, or other cause of action may exist or might hereafter arise based on facts known that exist as of this date, such set-off, counterclaim, defense and other cause of action is hereby expressly and knowingly waived and released by the Borrower. The Borrower acknowledges that this release is part of the consideration to the Bank for the financial and other accommodations granted by the Bank in this Agreement.

2.3  Costs and Expenses. The Borrower shall pay to the Bank any and all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements, court costs, litigation and other expenses) incurred or paid by the Bank in establishing, maintaining, protecting or enforcing any of the Bank's rights or any of the obligations owing by the Borrower to the Bank, including, without limitation, any and all such costs and expenses incurred or paid by the Bank in defending the Bank's security interest in, title or right to, the Collateral or in collecting or attempting to collect or enforcing or attempting to enforce payment of the Loan.

2.4  Indemnification. The Borrower shall indemnify, defend and hold the Bank harmless from and against any claim brought or threatened against the Bank by the Borrower or any guarantor or endorser of the obligations of the Borrower to the Bank, or any other person (as well as from reasonable attorneys' fees and expenses in connection therewith) on account of the Bank's relationship with the Borrower, or any guarantor or endorser of the obligations of the Borrower to the Bank (each of which may be defended, compromised, settled or pursued by the Bank with counsel of the Bank's election, but at the expense of the Borrower), except for any claim arising out of the gross negligence or willful misconduct of the Bank. The within indemnification shall survive payment of the obligations of the Borrower to the Bank, and/or any termination, release or discharge executed by the Bank in favor of the Borrower.

2.5  Severability. If any provision of this Agreement or portion of such provision or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

2.6  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

2.7  Complete Agreement. This Agreement and the other Loan Documents constitute the entire agreement and understanding between and among the parties hereto relating to the subject matter hereof, and supersedes, all prior proposals, negotiations, agreements and understandings among the parties hereto with respect to such subject matter.

2.8  Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and shall remain in full force and effect (and the Bank shall be entitled to rely thereon) until terminated as to future transactions by written notice from either party to the other party of the termination hereof; provided that any such termination shall not release or affect any Collateral in which the Bank already has a security interest or any obligations incurred or rights accrued hereunder prior to the effective date of such notice (as hereinafter defined) of such termination. Notwithstanding any such termination, the Bank shall have a security interest in all Collateral to secure the payment and performance of all obligations of the Borrower to the Bank arising after such termination as a result of commitments or undertakings made or entered into by the Bank prior to such termination. The Bank may transfer and assign this Agreement and deliver the Collateral to the assignee, who shall thereupon have all of the rights of the Bank; and the Bank shall then be relieved and discharged of any responsibility or liability with respect to this Agreement and the Collateral. Except as expressly provided herein or in the other Loan Documents, nothing, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

2.9  Further Assurances. The Borrower will from time to time execute and deliver to the Bank such documents, and take or cause to be taken, all such other further action, as the Bank may reasonably request in order to effect and confirm or vest more securely in the Bank all rights contemplated by this Agreement (including, without limitation, to correct clerical errors) or to vest more fully in or assure to the Bank the security interest in the Collateral or to comply with applicable statute or law and to facilitate the collection of the Collateral (including, without limitation, the execution of stock transfer orders and stock powers, endorsement of promissory notes and instruments and notifications to obligors on the Collateral). To the extent permitted by applicable law, the Borrower authorizes the Bank to file financing statements, continuation statements or amendments without the Borrower's signature appearing thereon, and any such financing statements, continuation statements or amendments may be signed by the Bank on behalf of the Borrower, if necessary, and may be filed at any time in any jurisdiction. The Bank may at any time and from time to time file financing statements, continuation statements and amendments thereto which contain any information required by the New York Uniform Commercial Code as amended from time to time (the "Code") for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Borrower is an organization, the type of organization and any organization identification number issued to the Borrower. The Borrower agrees to furnish any such information to the Bank promptly upon request. In addition, the Borrower shall at any time and from time to time take such steps as the Bank may reasonably request for the Bank (i) to obtain an acknowledgement, in form and substance satisfactory to the Bank, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Bank, (ii) to obtain "control" (as defined in the Code) of any Collateral comprised of deposit accounts, electronic chattel paper, letter of credit rights or investment property, with any agreements establishing control to be in form and substance satisfactory to Bank, and (iii) otherwise to insure the continued perfection and priority of the Bank's security interest in any of the Collateral and the preservation of its rights therein. The Borrower hereby constitutes the Bank its attorney-in-fact to execute, if necessary, and file all filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until this Agreement terminates in accordance with its terms, all obligations of the Borrower to the Bank are paid in full and the Collateral is released.

2.10  Amendments and Waivers. This Agreement may be amended and the Borrower may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Borrower shall obtain the Bank's prior written consent to each such amendment, action or omission to act. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or any other right and waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy of the Bank on any future occasion.

2.11  Terms of Agreement. This Agreement shall continue in force and effect so long as any obligation of the Borrower to Bank shall be outstanding and is supplementary to each and every other agreement between the Borrower and Bank and shall not be so construed as to limit or otherwise derogate from any of the rights or remedies of Bank or any of the liabilities, obligations or undertakings of the Borrower under any such agreement, nor shall any contemporaneous or subsequent agreement between the Borrower and the Bank be construed to limit or otherwise derogate from any of the rights or remedies of Bank or any of the liabilities, obligations or undertakings of the Borrower hereunder, unless such other agreement specifically refers to this Agreement and expressly so provides.

2.12  Notices. Any notices under or pursuant to this Agreement shall be deemed duly received and effective if delivered in hand to any officer or agent of the Borrower or Bank, or if mailed by registered or certified mail, return receipt requested, addressed to the Borrower or Bank at the address set forth in this Agreement or as any party may from time to time designate by written notice to the other party.

2.13  New York Law. This Agreement has been executed or completed and is to be performed in New York, and it and all transactions thereunder or pursuant thereto shall be governed as to interpretation, validity, effect, rights, duties and remedies of the parties thereunder and in all other respects by the domestic laws of New York.

2.14  Reproductions. This Agreement and all documents which have been or may be hereinafter furnished by Borrower to the Bank may be reproduced by the Bank by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

2.15  Venue. Borrower irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in New York, over any suit, action or proceeding arising out of or relating to this Agreement. Borrower irrevocably waives to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Borrower irrevocably appoints the Secretary of State of the State of New York as its authorized agent to accept and acknowledge on its behalf any and all process which may be served in any such suit, action or proceeding, consents to such process being served (i) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to Borrower's address shown above or as notified to the Bank and (ii) by serving the same upon such agent, and agrees that such service shall in every respect be deemed effective service upon Borrower.

2.16  JURY WAIVER. BORROWER AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, WAIVE (A) ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, THE OBLIGATIONS, ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREE NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE, OR HAS NOT BEEN WAIVED. THE BORROWER CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

Executed as of the date written above.

Borrower: MapInfo Realty LLC
By: MapInfo Corporation, Member
By: /s/ K.Wayne McDougall K. Wayne McDougall Vice President and Chief Financial Officer

Accepted: Citizens Bank, N.A.
By: /s/ Patricia Linen-Ryan Name: Patricia Linen-Ryan Title: Vice President